UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2006
SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 588-7711
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     Representatives of SunTrust Banks, Inc. (the “Registrant”) are scheduled to make a presentation at the 2006 Large Cap Bank Conference hosted by Keefe, Bruyette & Woods on Monday, August 14, 2006, at approximately 9:15 a.m. Eastern Time. A copy of the slide package to be used by the Registrant at this conference is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into Item 2.02 and Item 7.01 of this Current Report on Form 8-K. Such slide package will also be available on the Registrant’s web site at www.suntrust.com. Information contained on the Registrant’s website is expressly not incorporated by reference into this Current Report on Form 8-K.
     The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. All information in the slide package speaks as of the date thereof and the Registrant does not assume any obligation to update said information in the future.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Slide package to be presented on August 14, 2006 (furnished with the Commission as a part of this Current Report on Form 8-K).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)
Date: August 14, 2006	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President